UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/20/2007

LeMaitre Vascular, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33092

Delaware	04-2825458
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

63 Second Avenue
Burlington, MA 01803
(Address of principal executive offices, including zip code)

781-221-2266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On December 21, 2007, LeMaitre Vascular, Inc. (the "Company") issued a press release announcing completion of the acquisition described in Item 8.01 below.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.    Other Events

On December 20, 2007, the Company entered into a Stock Purchase Agreement (the "Agreement") with Diaco S.p.A. and Invesco S.p.A., each an Italian limited share company (together, "Sellers"), to acquire all of the outstanding equity interests in Biomateriali S.r.l., an Italian limited liability company ("Biomateriali"), from Sellers.

The purchase price for this acquisition consists of Euro 1,800,000 in cash, adjusted by an amount equal to any change in the tangible net worth of Biomateriali between December 31, 2006, and December 20, 2007 (the amount of any such change to be finally determined no later than May 18, 2008). For purposes of this purchase price adjustment, "tangible net worth" means the total assets of Biomateriali, less its intangible assets and liabilities. A first payment of Euro 1,300,000 was made at the closing of the acquisition, and the balance is to be paid on March 20, 2009.

As additional consideration for the acquisition, the Company agreed to pay Euro 795,000 of intercompany liabilities of Biomateriali; these liabilities are owed to Invesco S.p.A. and affiliates of Sellers. These intercompany liabilities are to be paid as follows: Euro 355,000 on March 31, 2008, Euro 200,000 on January 30, 2009, and Euro 240,000 on March 31, 2009. The Company also agreed to make up to Euro 1,500,000 in contingent payments to Sellers or third parties in connection with the termination of certain distribution arrangements; these payments would be made upon termination of such arrangements, but no later than January 15, 2012.

Other provisions of the Agreement include a five-year non-competition covenant on the part of Sellers, transitional assistance from Sellers, and indemnification by Sellers for losses arising out of or relating to breaches of, and misrepresentations under, the Agreement.

For purposes of comparison, one Euro was equal to 1.4398 U.S. Dollars at the closing of the acquisition, based on the average exchange rate on December 20, 2007.

Item 9.01.    Financial Statements and Exhibits

The following exhibit is furnished as part of this report, where indicated:

(d) Exhibits.

Exhibit No.   Description

99.1                Press release issued by LeMaitre Vascular, Inc. on December 21, 2007, announcing its acquisition of Biomateriali S.r.l., furnished herewith.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeMaitre Vascular, Inc.

Date: December 28, 2007	By:	/s/ Christopher H. Martin
Christopher H. Martin
Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release issued by LeMaitre Vascular, Inc. on December 21, 2007, announcing its acquisition of Biomateriali S.r.l., furnished herewith.